SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2007

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
        240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
        240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On January 24, 2007, Banner Corporation issued its earnings release for the quarter ended December 31, 2006. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)       Exhibits

            99.1     Press Release of Banner Corporation dated January 24, 2007.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: January 24, 2007	By: /s/D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

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Exhibit 99.1

Press Release of Banner Corporation dated January 24, 2007

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                                                                                                                          CONTACT: D. MICHAEL JONES,
                                                                                                                                               PRESIDENT AND CEO
                                                                                                                                               LLOYD W. BAKER, CFO
                                                                                                                                              (509) 527-3636

                                      News Release

BANNER'S FOURTH QUARTER EARNINGS FROM RECURRING OPERATIONS INCREASE 42%,*
LOANS INCREASE 22% AND DEPOSITS RISE 20%

Walla Walla, WA - January 24, 2007 - Banner Corporation (NASDAQ GMS: BANR), the parent company of Banner Bank, today reported that strong balance sheet growth and an improved net interest margin contributed to higher fourth quarter profits. Net income increased 42% to $8.0 million, or $0.65 per diluted share, compared to earnings from recurring operations, exclusive of the restructuring charges, of $5.6 million, or $0.47 per diluted share, in the fourth quarter a year ago (see footnote below and "Pro Forma Disclosures Excluding 2006 Insurance Recovery and 2005 Restructuring Charges on page 4). For the full year ended December 31, 2006, net income increased 53% to $32.2 million, or $2.63 per diluted share, compared to earnings from recurring operations, exclusive of the restructuring charges, of $21.0 million, or $1.76 per diluted share, in 2005.

"Our improved 2006 profits are a direct result of the sustained growth in our balance sheet and improved net interest margin. Our substantial loan and deposit growth has strengthened our revenue generating capacity and, combined with the balance sheet restructuring that took place at the end of 2005, contributed to this year's margin expansion," said D. Michael Jones, President and CEO. "Much of this growth can be attributed to our successful de novo franchise expansion. Most recently, we signed definitive merger agreements with F&M Bank of Spokane, Washington and San Juan Financial Holding Company of Friday Harbor, Washington. F&M Bank will significantly expand our presence in Spokane, the fourth largest metropolitan market in the Pacific Northwest, and San Juan Financial Holding Company will expand our presence in the North Puget Sound region of Washington State. We are well positioned to complete these mergers and look forward to integrating these new partner institutions. In addition, we are continuing to explore branch expansion opportunities in our primary markets and look forward to a number of new branch openings scheduled for 2007."

In the fourth quarter of 2005, Banner sold $207 million of securities and prepaid $142 million of high-cost, fixed-term Federal Home Loan Bank (FHLB) borrowings. The remainder of the proceeds were applied to repay other relatively high-cost short-term borrowings from the FHLB. Including the effects of the restructuring charges, Banner reported a loss of $2.9 million, or $0.25 per diluted share, for the fourth quarter of 2005 and earnings of $12.4 million, or $1.04 per diluted share, for the year ended December 31, 2005.

In the second quarter of 2006, Banner announced that it had reached a $5.5 million insurance settlement relating to a loss incurred in 2001. The net amount of the settlement, after costs, resulted in a $5.4 million credit to other operating expense and contributed approximately $3.4 million, or $0.28 per share, to second quarter earnings.

2006 Highlights (compared to 2005)

  Signed definitive merger agreements with F&M Bank and San Juan Financial Holding Company.
  Total net income increased to $32.2 million and net income from recurring operations increased to $28.7 million.
  Net interest income before provision for loan losses grew 17% to $126.9 million.
  Total deposits increased 20% to $2.79 billion.
  Loans increased 22% to $2.93 billion.
  Net interest margin improved 29 basis points to 4.08%.
  Credit quality remains solid with non-performing assets representing 0.43% of total assets and net charge-offs declining to just 0.03% of average loans.

 Income Statement Review

Banner's net interest margin was 4.01% for the fourth quarter of 2006, an improvement from 3.99% in the quarter ended September 30, 2006, and from 3.93% for the fourth quarter of 2005. For the full year, the net interest margin was 4.08%, a 29 basis point improvement from 3.79% in 2005.

*Earnings information excluding the restructuring charges and insurance recovery represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide more useful and comparative information to assess trends in the Company's core operations reflected in the current quarter and year-to-date results. Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

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BANR-Fourth Quarter 2006 Results
January 24, 2007

"We expanded our net interest margin in part as a result of the restructuring transactions that took place a year ago. The margin benefited from the strong loan and deposit growth we experienced throughout the year," said Jones. "However, we expect our net interest margin to experience pressure during the next few quarters as pricing remains very competitive, our funding needs continue to be significant and the interest rate environment remains challenging."

Funding costs increased 8 basis points compared to the previous quarter and increased 99 basis points from the fourth quarter a year earlier, while asset yields increased 9 basis points from the prior linked quarter and 102 basis points from a year ago.

Banner's net interest income before the provision for loan losses increased 15% to $33.1 million in the fourth quarter of 2006, compared to $28.8 million in the same quarter a year ago. Revenues (net interest income before the provision for loan losses plus other operating income) increased 17% to $38.8 million in the fourth quarter of 2006, compared to $33.0 million in the fourth quarter of 2005, excluding the net loss on the sale of securities relating to the balance-sheet restructuring in the fourth quarter of 2005.

"The increased earnings power in the balance sheet is a direct result of our continuing asset growth and changing asset mix," said Jones. "Our strong loan growth is producing greater interest income and solid deposit growth is meaningfully adding to our fee income, as well." Total other operating income for the fourth quarter increased 33% to $5.6 million compared to $4.3 million in fourth quarter last year, excluding the net loss on the sale of securities relating to the balance-sheet restructuring in the fourth quarter of 2005. Income from deposit fees and other service charges increased 19% to $3.0 million in the fourth quarter, reflecting increases in debit card use and merchant banking activity. Income from mortgage banking operations increased by 34% from the fourth quarter of 2005, despite the moderating housing market. During the fourth quarter of 2006 Banner recorded the sale of a branch facility in Walla Walla. Net proceeds before taxes for the sold branch produced a pre-tax gain of $670,000 ($429,000 after tax), and are included in miscellaneous income. The facility had been condemned for construction of a new road and will be replaced with a new facility on a nearby site which is scheduled to open in July 2007.

For the year ended December 31, 2006, net interest income before the provision for loan losses increased 17% to $126.9 million, compared to $108.8 million a year ago. Revenues increased 16% to $147.5 million for the year, compared to $126.6 million a year ago, excluding the net loss on sale of securities. Total other operating income, excluding the net gain on the sale of the branch facility, increased 11% to $19.8 million for the year ended December 31, 2006, compared to $17.8 million in 2005.

Other operating expenses increased to $25.8 million in the fourth quarter of 2006, compared to $25.3 million in the third quarter of 2006 and $23.8 million in the fourth quarter of 2005, excluding the FHLB prepayment penalties relating to the balance-sheet restructuring. For all of 2006, recurring other operating expenses, excluding the insurance recovery, were $99.7 million, a 9% increase compared to $91.5 million in the prior year, exclusive of the FHLB prepayment penalties. The increase is largely due to continued branch expansion activities.

"During the last two years we have opened twelve new branches and relocated six other branches. Generally, these new branches are proving to be very successful in helping us to reach new customers and grow low cost deposits to fund our loan growth. Although these new branches initially put pressure on our expense ratios, over time they should add to our profitability by providing low cost core deposits and additional fee income opportunities," said Jones. The ratio of other operating expense (expense ratio) to average assets was 2.95% for the fourth quarter of 2006, compared to 2.92% for the third quarter of 2006 and 3.05% for the fourth quarter a year ago exclusive of the FHLB prepayment penalties. The ratio of recurring other operating expense to average assets was 3.02% for the year ended December 31, 2006, compared to 3.00% for the year ended December 31, 2005, again excluding the FHLB prepayment penalties in the fourth quarter of 2005 and the insurance recovery in the second quarter of 2006.

Banner's return on equity (ROE) was 12.77% for the fourth quarter compared to 10.04% a year ago, excluding the restructuring charges. For 2006, ROE was 13.54% (12.10% excluding the insurance recovery) compared to 9.49% a year ago, excluding the restructuring charges. The efficiency ratio was 66.67% in the quarter ended December 31, 2006, versus 72.12% a year earlier, excluding the restructuring charges. For all of 2006, the efficiency ratio was 64.00% (67.62% excluding the insurance recovery), compared to 72.23% in 2005, excluding the restructuring charges.

Balance Sheet Review

Total deposits increased 20% to $2.79 billion at December 31, 2006, compared to $2.32 billion at the end of December 2005. While non-interest-bearing accounts only increased 1%, total transaction and savings accounts increased 10% during the twelve months ending December 31, 2006, and certificates of deposit increased 29%. "Throughout the year ended December 31, 2006, we experienced a shift towards higher-yielding interest-bearing deposit accounts; however, even though growth in non-interest-bearing account balances was disappointing, we continued to have success in adding to the number of transaction accounts," said Jones. "The 10% increase in transaction and savings deposits this year over last is a direct result of franchise growth and our ongoing emphasis on building our deposit base system-wide."

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BANR-Fourth Quarter 2006 Results
January 24, 2007

Net loans increased 22% to $2.93 billion at December 31, 2006, compared to $2.41 billion a year earlier. "While construction and development lending clearly led the way, the major components of the loan portfolio are all showing significant growth over the prior year's balances," said Jones. "Compared to a year ago, we increased construction and land loans 61%, consumer loans 28%, commercial and multifamily real estate loans 6% and commercial and agricultural business loans 7%."

Assets increased 15% to $3.50 billion at December 31, 2006, compared to $3.04 billion a year earlier. Book value per share increased to $20.72 at December 31, 2006, from $18.81 a year earlier, and tangible book value per share was $17.72 at quarter-end, compared to $15.73 a year earlier.

FHLB borrowings declined 33% to $177.4 million at December 31, 2006, from $265.0 million a year earlier, as a result of strong deposit growth and declining securities balances. The securities portfolio declined by 12% to $274.0 million at December 31, 2006, from $311.2 million a year earlier primarily as a result of maturities and principal prepayments.

Credit Quality

The provision for loan losses for the fourth quarter was $1.0 million, compared to $1.1 million in the same quarter of 2005 and $1.0 million for the third quarter of 2006. For the year 2006, the provision for loan losses was $5.5 million, compared to $4.9 million in 2005. Non-performing assets were $15.0 million, or 0.43% of total assets, at December 31, 2006, compared to $11.0 million, or 0.36% of total assets, at December 31, 2005. At September 30, 2006, Banner's non-performing assets totaled $12.4 million or 0.36% of total assets. Banner's net charge-offs in the fourth quarter totaled $625,000, and the allowance for loan losses at quarter-end totaled $35.5 million, representing 1.20% of total loans outstanding.

Conference Call

Banner will host a conference call on Thursday, January 25, 2007, at 8:00 a.m. PST, to discuss fourth quarter results. The conference call can be accessed live by telephone at 303-262-2140. To listen to the call online, go to the Company's website at www.bannerbank.com or to www.fulldisclosure.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11080798# until Thursday, February 1, 2007, or via the Internet at www.fulldisclosure.com.

About the Company

Banner Corporation is the parent company of Banner Bank, a commercial bank that operates a total of 61 branch offices and 12 loan offices in 26 counties in Washington, Oregon and Idaho. Banner Bank serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond Banner's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, the successful operation of the newly-opened branches and loan offices, the ability to successfully complete consolidation and conversion activities, incorporate acquisitions into operations, retain key employees and achieve cost savings, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services, Banner's ability to successfully resolve outstanding credit issues and other risks detailed in Banner's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

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BANR-Fourth Quarter 2006 Results
January 24, 2007

RESULTS OF OPERATIONS	Quarters Ended			Twelve Months Ended
( In thousands except share and per share data )	Dec 31, 2006	Sep 30, 2006	Dec 31, 2005	Dec 31, 2006	Dec 31, 2005

INTEREST INCOME:
Loans receivable	$62,514	$60,933	$45,773	$227,661	$165,398
Mortgage-backed securities	1,845	1,921	2,747	7,860	13,336
Securities and cash equivalents	1,840	2,046	2,644	7,498	11,426

	66,199	64,900	51,164	243,019	190,160

INTEREST EXPENSE:
Deposits	27,067	24,661	15,607	89,987	52,253
Federal Home Loan Bank advances	2,695	4,392	4,442	14,354	21,906
Other borrowings	1,168	1,112	569	3,744	1,765
Junior subordinated debentures	2,154	2,074	1,788	8,029	5,453

	33,084	32,239	22,406	116,114	81,377

Net interest income before provision for loan losses	33,115	32,661	28,758	126,905	108,783

PROVISION FOR LOAN LOSSES	1,000	1,000	1,100	5,500	4,903

Net interest income	32,115	31,661	27,658	121,405	103,880

OTHER OPERATING INCOME:
Deposit fees and other service charges	2,998	3,036	2,516	11,417	9,476
Mortgage banking operations	1,474	1,744	1,099	5,824	5,647
Loan servicing fees	260	315	315	1,299	1,452
Miscellaneous	905	276	321	1,970	1,271

	5,637	5,371	4,251	20,510	17,846
Gain (loss) on sale of securities	- -	65	(7,310)	65	(7,302)

Total other operating income (loss)	5,637	5,436	(3,059)	20,575	10,544

OTHER OPERATING EXPENSE:
Salary and employee benefits	16,369	16,705	15,337	65,116	60,151
Less capitalized loan origination costs	(2,672)	(2,956)	(2,342)	(11,448)	(9,813)
Occupancy and equipment	4,279	3,927	3,623	15,938	13,794
Information / computer data services	1,342	1,193	1,214	5,120	4,782
Miscellaneous	6,518	6,467	5,975	25,005	22,557

	25,836	25,336	23,807	99,731	91,471
Insurance recovery, net proceeds	- -	- -	- -	(5,350)	- -
FHLB prepayment penalties	- -	- -	6,077	- -	6,077

Total other operating expense	25,836	25,336	29,884	94,381	97,548

Income (loss ) before provision for (benefit from) income taxes	11,916	11,761	(5,285)	47,599	16,876

PROVISION FOR (BENEFIT FROM) INCOME TAXES	3,909	3,752	(2,340)	15,436	4,432

NET INCOME (LOSS)	$8,007	$8,009	$(2,945)	$32,163	$12,444

Earnings (loss) per share
Basic	$0.67	$0.67	$(0.25)	$2.70	$1.08
Diluted	$0.65	$0.65	$(0.25)	$2.63	$1.04

Cumulative dividends declared per common share	$0.19	$0.18	$0.18	$0.73	$0.69

Weighted average shares outstanding
Basic	12,004,212	11,963,637	11,635,243	11,905,598	11,558,206
Diluted	12,358,008	12,293,444	12,006,686	12,238,933	11,943,685

Shares repurchased during the period	2,220	- -	24,924	65,642	106,521
Shares issued in connection with exercise of stock options or DRIP	16,776	30,136	99,675	297,436	329,084

PROFORMA DISCLOSURES EXCLUDING 2006 INSURANCE RECOVERY AND 2005 RESTRUCTURING CHARGES
NET INCOME (LOSS) from above	$8,007	$8,009	$(2,945)	$32,163	$12,444
ADJUSTMENTS FOR INSURANCE RECOVERY AND
BALANCE-SHEET RESTRUCTURING CHARGES
2005 -Loss on sale of securities	- -	- -	7,310	- -	7,310
2006 -insurance recovery / 2005 -FHLB prepayment penalties	- -	- -	6,077	(5,350)	6,077
Income tax provision (benefit) related to above items	- -	- -	(4,819)	1,926	(4,819)

Above items net of income tax provision (benefit)	- -	- -	8,568	(3,424)	8,568

NET INCOME FROM RECURRING OPERATIONS	$8,007	$8,009	$5,623	$28,739	$21,012

Earnings per share EXCLUDING 2006 insurance recovery
and 2005 restructuring charges
Basic	$0.67	$0.67	$0.48	$2.41	$1.82
Diluted	$0.65	$0.65	$0.47	$2.35	$1.76

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BANR-Fourth Quarter 2006 Results
January 24, 2007

FINANCIAL CONDITION
( In thousands except share and per share data )	Dec 31, 2006	Sep 30, 2006	Dec 31, 2005

ASSETS
Cash and due from banks	$73,385	$83,438	$116,448
Securities available for sale	226,153	242,243	260,284
Securities held to maturity	47,872	48,304	50,949

Federal Home Loan Bank stock	35,844	35,844	35,844

Loans receivable:
Held for sale	5,080	7,135	4,779
Held for portfolio	2,960,910	2,895,104	2,434,952
Allowance for loan losses	(35,535)	(35,160)	(30,898)

	2,930,455	2,867,079	2,408,833

Accrued interest receivable	23,272	21,332	17,395
Real estate owned held for sale, net	918	1,319	315
Property and equipment, net	58,003	54,297	50,205
Goodwill and other intangibles, net	36,287	36,295	36,280
Deferred income tax asset, net	7,533	7,164	7,606
Bank-owned life insurance	38,527	38,114	36,930
Other assets	17,317	17,611	19,466

	$3,495,566	$3,453,040	$3,040,555

LIABILITIES

Deposits:
Non-interest-bearing	$332,372	$327,093	$328,840
Interest-bearing transaction and savings accounts	905,746	857,354	792,370
Interest-bearing certificates	1,556,474	1,559,904	1,202,103

	2,794,592	2,744,351	2,323,313

Advances from Federal Home Loan Bank	177,430	213,930	265,030
Other borrowings	103,184	110,670	96,849

Junior subordinated debentures	123,716	97,942	97,942

Accrued expenses and other liabilities	36,888	35,932	29,503
Deferred compensation	7,025	7,005	6,253
Income taxes payable	2,504	1,490	- -

	3,245,339	3,211,320	2,818,890

STOCKHOLDERS' EQUITY

Common stock	135,149	132,887	130,573
Retained earnings	120,206	114,479	96,783
Accumulated other comprehensive income ( loss )	(2,852)	(2,816)	(2,736)
Unearned shares of common stock issued to Employee Stock
Ownership Plan ( ESOP ) trust: at cost	(1,987)	(2,494)	(2,480)
Net carrying value of stock related deferred compensation plans	(289)	(336)	(475)

	250,227	241,720	221,665

	$3,495,566	$3,453,040	$3,040,555

Shares Issued:
Shares outstanding at end of period	12,314,270	12,299,714	12,082,476
Less unearned ESOP shares at end of period	240,381	301,786	300,120

Shares outstanding at end of period excluding unearned ESOP shares	12,073,889	11,997,928	11,782,356

Book value per share (1)	$20.72	$20.15	$18.81
Tangible book value per share (1)	$17.72	$17.12	$15.73

Consolidated Tier 1 leverage capital ratio	8.76%	8.49%	8.59%

(1)	- Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.

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BANR-Fourth Quarter 2006 Results
January 24, 2007

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )

	Dec 31, 2006	Sep 30, 2006	Dec 31, 2005
LOANS ( including loans held for sale ):
Commercial real estate	$596,488	$584,832	$555,889
Multifamily real estate	147,311	146,094	144,512
Commercial construction	98,224	94,231	51,931
Multifamily construction	39,908	49,986	62,624
One- to four-family construction	570,501	550,285	348,661
Land and land development	402,665	371,626	228,436
Commercial business	467,745	469,293	442,232
Agricultural business including secured by farmland	163,518	169,349	147,562
One- to four-family real estate	361,625	349,808	365,903
Consumer	118,005	116,735	91,981
Total loans outstanding	$2,965,990	$2,902,239	$2,439,731

NON-PERFORMING ASSETS:	Dec 31, 2006	Sep 30, 2006	Dec 31, 2005
Loans on non-accrual status	$13,463	$10,153	$10,349
Loans more than 90 days delinquent, still on accrual	593	853	104
Total non-performing loans	14,056	11,006	10,453
Real estate owned ( REO ) / Repossessed assets	918	1,352	506
Total non-performing assets	$14,974	$12,358	$10,959
Total non-performing assets / Total assets	0.43%	0.36%	0.36%

	Quarters Ended			Twelve Months Ended
CHANGE IN THE	Dec 31, 2006	Sep 30, 2006	Dec 31, 2005	Dec 31, 2006	Dec 31, 2005
ALLOWANCE FOR LOAN LOSSES:

Balance, beginning of period	$35,160	$33,618	$30,561	$30,898	$29,610
Provision	1,000	1,000	1,100	5,500	4,903
Recoveries of loans previously charged off	354	1,219	269	1,898	1,326
Loans charged-off	(979)	(677)	(1,032)	(2,761)	(4,941)
Net ( charge-offs ) recoveries	(625)	542	(763)	(863)	(3,615)

Balance, end of period	$35,535	$35,160	$30,898	$35,535	$30,898

Net charge-offs (recoveries) / Average loans outstanding	0.02%	(0.02%)	0.03%	0.03%	0.16%
Allowance for loan losses / Total loans outstanding	1.20%	1.21%	1.27%	1.20%	1.27%

DEPOSITS	Dec 31, 2006	Sep 30, 2006	Dec 31, 2005

Non-interest-bearing	$332,372	$327,093	$328,840
Interest-bearing checking	327,836	311,056	293,395
Regular savings accounts	364,957	306,822	153,218
Money market accounts	212,953	239,476	345,757
Interest-bearing transaction & savings accounts	905,746	857,354	792,370
Three-month maturity money market certificates	178,981	184,871	151,515
Other certificates	1,377,493	1,375,033	1,050,588
Interest-bearing certificates	1,556,474	1,559,904	1,202,103
Total deposits	$2,794,592	$2,744,351	$2,323,313
Included in other borrowings
Retail repurchase agreements / "Sweep accounts"	$76,825	$83,357	$52,166

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BANR-Fourth Quarter 2006 Results
January 24, 2007

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )
( Rates / Ratios Annualized )
	Quarters Ended			Twelve Months Ended

OPERATING PERFORMANCE:	Dec 31, 2006	Sep 30, 2006	Dec 31, 2005	Dec 31, 2006	Dec 31, 2005

Average loans	$2,950,193	$2,899,848	$2,394,069	$2,767,585	$2,272,676
Average securities and deposits	328,241	350,121	510,808	342,434	596,017
Average non-interest-earning assets	191,363	192,822	189,087	191,579	180,339

Total average assets	$3,469,797	$3,442,791	$3,093,964	$3,301,598	$3,049,032

Average deposits	$2,749,618	$2,622,215	$2,272,710	$2,536,154	$2,122,216
Average borrowings	425,398	537,877	562,239	488,984	672,170
Average non-interest-earning liabilities	46,115	42,551	36,739	38,889	33,156

Total average liabilities	3,221,131	3,202,643	2,871,688	3,064,027	2,827,542

Total average stockholders' equity	248,666	240,148	222,276	237,571	221,490
	`
Total average liabilities and equity	$3,469,797	$3,442,791	$3,093,964	$3,301,598	$3,049,032

Interest rate yield on loans	8.41%	8.34%	7.59%	8.23%	7.28%
Interest rate yield on securities and deposits	4.45%	4.50%	4.19%	4.48%	4.15%

Interest rate yield on interest-earning assets	8.01%	7.92%	6.99%	7.81%	6.63%

Interest rate expense on deposits	3.91%	3.73%	2.72%	3.55%	2.46%
Interest rate expense on borrowings	5.61%	5.59%	4.80%	5.34%	4.33%

Interest rate expense on interest-bearing liabilities	4.13%	4.05%	3.14%	3.84%	2.91%

Interest rate spread	3.88%	3.87%	3.85%	3.97%	3.72%

Net interest margin	4.01%	3.99%	3.93%	4.08%	3.79%

Other operating income (loss) / Average assets	0.64%	0.63%	(0.39%)	0.62%	0.35%

Other operating expense / Average assets	2.95%	2.92%	3.83%	2.86%	3.20%

Efficiency ratio ( other operating expense / revenue )	66.67%	66.50%	116.28%	64.00%	81.75%

Return on average assets	0.92%	0.92%	(0.38%)	0.97%	0.41%

Return on average equity	12.77%	13.23%	(5.26%)	13.54%	5.62%

Average equity / Average assets	7.17%	6.98%	7.18%	7.20%	7.26%

Operating performance for the quarter ended December 31, 2005 and twelve months ended December 31, 2006 & 2005 EXCLUDING effects of the 2006 INSURANCE RECOVERY and 2005 RESTRUCTURING CHARGES
Other operating income (loss) EXCLUDING 2005 restructuring loss
on securities / Average assets	0.64%	0.63%	0.55%	0.62%	0.59%

Other operating expense EXCLUDING effects of the 2006 insurance
recovery and 2005 restructuring charges / Average assets	2.95%	2.92%	3.05%	3.02%	3.00%

Efficiency ratio ( other operating expense / revenue ) EXCLUDING effects of the 2006 insurance recovery and
2005 restructuring charges	66.67%	66.50%	72.12%	67.62%	72.23%

Return on average assets EXCLUDING 2006 net insurance recovery
and 2005 net restructuring charges	0.92%	0.92%	0.72%	0.87%	0.69%

Return on average equity EXCLUDING 2006 net insurance recovery
and 2005 net restructuring charges	12.77%	13.23%	10.04%	12.10%	9.49%

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